As filed with the Securities and Exchange Commission on July 13, 2005

Registration No. 333-115812

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2 to

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

TARANTELLA, INC.

(Exact name of Registrant as specified in its charter)

California	3577	94-2549086
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Tarantella, Inc.

100 Albright Way, Suite D

Los Gatos, California 95032

(408) 341-7222

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John M. Greeley

Chief Financial Officer

Tarantella, Inc.

100 Albright Way, Suite D

Los Gatos, California 95032

(408) 341-7222

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Legal Department Tarantella, Inc. 100 Albright Way, Suite D Los Gatos, California 95032 (408) 341-7222	Michael Danaher Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 (650) 493-9300

The Registration Fee was previously calculated and paid in connection with the filing of the Registration Statement on May 24, 2004.

No Exhibits are filed with this Post-Effective Amendment.

EXPLANATORY NOTE

Tarantella, Inc. hereby amends its Registration Statement on Form S-1 (No. 333-115812) (the “Registration Statement”) relating to the registration of 24,085,891 shares of common stock to permit resale by certain Selling Shareholders named therein, by filing this Post-Effective Amendment No. 1 (this “Amendment”). The Registration Statement was declared effective on August 13, 2004. This Amendment is being filed to deregister all the shares of common stock which remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Gatos, County of Santa Clara, State of California, on the 13th day of July, 2005.

TARANTELLA, Inc.

By:	/s/ FRANCIS E. WILDE
Francis E. Wilde
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ FRANCIS E. WILDE Francis E. Wilde	President, Chief Executive Officer and Director (Principal Executive Officer)	July 13, 2005

/s/ JOHN M. GREELEY John M. Greeley	Vice President and Chief Financial Officer (Principal Financial Officer)	July 13, 2005

/s/ ROBERT MORLEY Robert Morley	Vice President and Corporate Controller (Principal Accounting Officer)	July 13, 2005

* Alok Mohan	Director	July 13, 2005

* Douglas Michels	Director	July 13, 2005

* Gilbert Williamson	Director	July 13, 2005

* Ronald Lachman	Director	July 13, 2005

* Bruce Ryan	Director	July 13, 2005

* Ninian Eadie	Director	July 13, 2005

* By:	/s/ JOHN M. GREELEY
John M. Greeley
Attorney-in-Fact